EXHIBIT (21)--SUBSIDIARIES OF THE REGISTRANT
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                                                  State of
     Name                                    Incorporation

People's Trust Company                             Indiana

Union Bank and Trust Company of Indiana            Indiana

Regional Federal Savings Bank                United States

Kentucky United Bancorp, Inc.                     Kentucky

IUB Capital Trust                                 Delaware

The Insurance Group, Inc.                          Indiana

Regional Pioneer                                   Indiana

IUB Reinsurance Co., Ltd., a Turks and Caicos Islands corporation